EXHIBIT 99.13
                                                                   -------------


                                                           March 15, 2004

New Mountain Partners, L.P.
712 Fifth Avenue, 23rd Floor
New York, New York 10019

New Mountain Strayer Trust
712 Fifth Avenue, 23rd Floor
New York, New York 10019

Ladies and Gentlemen:

            Reference is made to the Shareholders' Agreement dated as of March 16, 2001 (the "Original Shareholders' Agreement"), by and among New Mountain Partners, L.P. ("New Mountain") and MidOcean Capital Investors, L.P. (formerly DB Capital Investors, L.P.) ("MidOcean"), as amended by the Amendment and Joinder dated as of January 14, 2004 to, among other things, admit New Mountain Strayer Trust (the "Trust") as a party to the Original Shareholders' Agreement (as amended, the "Shareholders' Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Shareholders' Agreement.

            Section 5.16 of the Shareholders' Agreement provides that the Shareholders' Agreement may be terminated at any time by the mutual consent of all of the Investors thereto. MidOcean requests the consent of New Mountain and the Trust to terminate the Shareholders' Agreement. By signing below, each of New Mountain and the Trust agree that the Shareholders' Agreement shall terminate and be of no further force or effect as of the date first written above.

            The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this letter, without regard to the application of principles of conflicts of law. This letter may not be amended or modified except by a writing executed by all of the parties hereto. This letter may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter agreement.

                           [Signature Page Follows]


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March 15, 2004
Page 2



                                       Very truly yours,

                                       MIDOCEAN CAPITAL INVESTORS, L.P.

                                       By:  MidOcean Capital Partners, L.P.,
                                            its general partner
                                       By:  Existing Fund GP, Ltd.,
                                            its general partner

                                       By:  /s/ Andrew Spring
                                            ----------------------------------
                                            Name:   Andrew Spring
                                            Title:  Principal




Confirmed and agreed as of the date first written above:

NEW MOUNTAIN PARTNERS, L.P.

By:  New Mountain Investments, L.P.,
     its general partner
By:  New Mountain GP, LLC,
     its general partner

By:  /s/ Steven B. Klinsky
     ---------------------------------
     Name:   Steven B. Klinsky
     Title:  Member



NEW MOUNTAIN STRAYER TRUST

By:  Bank of America, N.A., as Trustee

By:  /s/ DeDe Gerhart
     ---------------------------------
     Name:    DeDe Gerhart
     Title:   Vice President